Exhibit 3.3

BYLAWS

OF

INSPIRE MEDICAL SYSTEMS, Inc.

Inspire Medical Systems, Inc.

7100 Northland Circle North

Suite 304

Brooklyn Park, MN 55428

1

Table of Contents

ARTICLE I	1

SHAREHOLDERS	1

1. Special Provision regarding Voting Agreement	1

2. Annual Meeting	1

3. Special Meetings	1

4. Place or Meetings	1

5. Notice of Meetings	2

6. Waiver of Notice	2

7. Inspectors of Election	2

8. List of Shareholders at Meetings	3

9. Qualification of Voters	3

10. Quorum of Shareholders	4

11. Proxies	4

12. Vote or Consent of Shareholders	4

13. Fixing The Record Date	5

ARTICLE II	5

BOARD OF DIRECTORS	5

1. Power of Board and Qualification of Directors	5

2. Number of Directors	5

3. Election and Term or Directors	5

4. Quorum of Directors and Action by the Board	5

5. Meetings of the Board	6

6. Resignation	6

7. Removal of Director	7

8. Newly Created Directorships and Vacancies	7

9. Executive and Other Committees of Directors	7

10. Compensation of Directors	7

11. Interest or Directors in a Transaction	7

ARTICLE III	8

OFFICERS	8

1. Election of Officers	8

2. Other Officers	8

3. Compensation	8

4. Term of Office and Removal	8

5. President	9

6. Vice Presidents	9

7. Secretary and Assistant Secretaries	9

8. Treasurer and Assistant Treasurers	10

9. Books and Records	10

10. Checks, Notes, etc.	11

ARTICLE IV	11

CERTIFICATES AND TRANSFERS OF SHARES	11

1. Forms of Share Certificates	11

2. Transfers of Shares	11

3. Lost, Stolen or Destroyed Share Certificates	12

ARTICLE V	12

OTHER MATTERS	12

1. Corporate Seal	12

2. Fiscal Year	12

3. Amendments	12

BYLAWS

OF

INSPIRE MEDICAL SYSTEMS, INC.

ARTICLE I

SHAREHOLDERS

1. Special Provision regarding Voting Agreement

As of the date of the adoption of these Bylaws, there has been executed a Voting Agreement between Inspire Medical Systems, Inc (the “Corporation”) and the Series A investors dated contemporaneously herewith.  All provisions of these Bylaws are subject to the provisions of the Voting Agreement and in the event of any conflict, the provisions of the voting Agreement shall be controlling.

2. Annual Meeting

A meeting or the shareholders shall be held annually for the election of directors and the transaction of other business on such date in each year as may be determined by the Board of Directors, but in no event later than 100 days after the anniversary of the date of incorporation of the Corporation.

3. Special Meetings

Special meetings of the shareholders may be called by the Board of Directors, Chairman of the Board or President and shall be called by the Board upon the written request of the holders of record of a majority of the outstanding shares of the Corporation entitled to vote at the meeting requested to be called. Such request shall state the purpose or purposes of the proposed meeting. At such special meetings, the only business which may be transacted is that relating to the purpose or purposes set forth in the notice thereof.

4. Place or Meetings

Meetings of the shareholders shall be held at such place within or outside of the State of Minnesota as may be fixed by the Board of Directors.  If no place is so fixed, such meetings shall be held at the principal office of the Corporation.

5. Notice of Meetings

Notice of each meeting of the shareholders shall be given in writing and shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Notice of a special meeting shall indicate that it is being issued by or at the direction or the person or persons calling or requesting the meeting.

If, at any meeting, action is proposed to be taken which, if taken, would entitle objecting shareholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect.

A copy of the notice of each meeting shall be given, personally, by first class mail or by telefax or email, not less than ten nor more than sixty days before the date of the meeting, to each shareholder entitled to vote at such meeting.  If mailed, such notice shall be deemed to have been given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at their address as it appears on the record of the shareholders, or, if they shall have filed with the Secretary of the Corporation a written request that notices to them be mailed to some other address, then directed to them at such other address.

When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken.  At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting.  However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under this Section 5.

6. Waiver of Notice

Notice of a meeting need not be given to any shareholder who submitted a signed waiver of notice, in person or by proxy, whether before or after the meeting.  The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the start of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by the shareholder.

7. Inspectors of Election

The Board of Directors, in advance of any shareholders’ meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof.  If inspectors are not so appointed, the person presiding at a shareholders’ meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint two inspectors.  In case any person appointed fails to appear or act, the vacancy may be filled by appointment in advance of the meeting by the Board or at the meeting by the person presiding thereat.  Each inspector, before entering upon the discharge of their duties, shall take and sign an oath faithfully to execute the duties of such inspector at such meeting with strict impartiality and according to the best of their ability.

The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect off proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote at the meeting, count and tabulate all votes, ballots or consents, determine the result thereof, and do such acts as are proper to conduct the election or vote with fairness to all shareholders, all such action shall be taken in timely fashion by the inspectors so as not to impede the orderly conduct or the progress of the meeting.  On request of the person presiding at the meeting, or of any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge; question or matter determined by them and shall execute a certificate of any fact found by them.  Any report or certificate made by them shall be prima facie evidence of the facts stated and of any vote certified by them.

8. List of Shareholders at Meetings

A list of the shareholders as of the record date, certified by the Secretary or any Assistant Secretary or by a transfer agent, shall be produced at any meeting of the shareholders upon the request thereat or prior thereto of any shareholder.  If the right to vote at any meeting is challenged, the inspectors of election, or the person presiding thereat, shall require such list of the shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

9. Qualification of Voters

Unless otherwise provided in the Certificate of Incorporation, every shareholder of record shall be entitled at every meeting of the shareholders to one vote for every share standing in its name of the record of the shareholders.

Treasury shares as of the record date and shares held as of the record date by another domestic or foreign corporation of any kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held as of the record date by the Corporation, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

Shares held by an administrator, executor, guardian, conservator, committee or other fiduciary, other than a trustee, may be voted by such fiduciary, either in person or by proxy, without the transfer of such shares into the name of such fiduciary.  Shares held by a trustee may be voted by him or her, either in person or by proxy, only after the shares have been transferred into their name as trustee or into the name of the nominee.

Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the bylaws of such corporation may provide, or, in the absence of such provision, as the board of directors of such corporation may determine.

No shareholder shall sell their vote, or issue a proxy to vote, to any person for any sum of money or anything of value except as permitted by law.

10. Quorum of Shareholders

The holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote at any meeting of the shareholders shall constitute a quorum at such meeting for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business.

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

The shareholders who are present in person or by proxy and who are entitled to vote may, by a majority of votes cast, adjourn the meeting despite the absence of a quorum.

11. Proxies

Every shareholder entitled to vote at a meeting of the shareholders, or to express consent or dissent without a meeting, may authorize another person or persons to act for them by proxy.

Every proxy must be signed by the shareholder or its attorney.  No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy, unless before the authority is exercised written notice of an adjudication of such incompetence or of such death is received by the Secretary or any Assistant Secretary.

12. Vote or Consent of Shareholders

Directors, except as otherwise required by law, shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

Whenever any corporate action, other than the election of directors is to be taken by vote of the shareholders, it shall, except as otherwise required by law, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

Any action to be taken by the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

13. Fixing the Record Date

For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders.  Such date shall not be less than ten nor more than sixty days before the date of such meeting, nor more than sixty days prior to any other action.

When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

ARTICLE II

BOARD OF DIRECTORS

1. Power of Board and Qualification of Directors

The business of the Corporation shall be managed by the Board of Directors.  Each director shall be at least eighteen years or age.

2. Number of Directors

The number of directors constituting the entire Board of Directors shall be the number, not less than one nor more than ten, fixed from time to time by a majority of the total number of directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies, provided, however that no decrease shall shorten the terms of an incumbent director.  Until otherwise fixed by the directors, the number of directors constituting the entire Board shall be seven.

3. Election and Term or Directors

At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting and until their successors have been elected and qualified or until their death, resignation or removal in the manner hereinafter provided.

4. Quorum of Directors and Action by the Board

A majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and except where otherwise provided herein, the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board.

Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action.  The resolution and the written consent thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

5. Meetings of the Board

An annual meeting of the Board of Directors shall he held in each year directly after the annual meeting of shareholders.  Regular meetings of the Board shall be held at such times as may be fixed by the Board.  Special meetings of the Board may be held at any time upon the call of the President or any two directors.

Meetings of the Board of Directors shall be held at such places as may be fixed by the Board for annual and regular meetings and in the notice of meeting for special meetings.  If no place is so fixed, meetings of the Board shall be held at the principal office of the Corporation.  Any one or more members of the Board of Directors may participate in meetings by means of a conference telephone or similar communications equipment.

No notice need be given of annual or regular meetings of the Board of Directors.  Notice of each special meeting of the Board shall be given to each director either by mail not later than noon, central time, on the third day prior to the meeting, or by telefax, email, written message or orally not later than noon, central time, on the day prior to the meeting.  Notices are deemed to have been properly given if given: by mail, when deposited in the United States mail, by telefax or email at the time of transmission, or by messenger at the time of delivery. Notices by mail, telefax, email or messenger shall be sent to each director at the address designated by them for that purpose, or, if none has been so designated, at their last known residence or business address.

Notice of a meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to any director.

A notice, or waiver of notice, need not specify the purpose of any meeting of the Board of Directors.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.  Notice or any adjournment of a meeting to another time or place shall be given, in the manner described above, to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

6. Resignation

Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or the President or to the Secretary of the Corporation.  Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

7. Removal of Director

Any one or more of the directors may be removed for cause by action of the Board of Directors. Any or all of the directors may be removed with or without cause by vote of the shareholders.

8. Newly Created Directorships and Vacancies

Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason, except the removal of directors by shareholders, may be filled by vote of a majority of the directors then in office although less than a quorum exists.  Vacancies occurring as a result of the removal of directors by shareholders shall be filled by the shareholders.  A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor.

9. Executive and Other Committees of Directors

The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees each consisting of three or more directors and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except that no such committee shall have authority as to the following matters: (a) the submission to shareholders of any action that needs shareholders’ approval; (b) the filling of vacancies in the Board or in any committee; (c) the fixing of compensation of the directors for serving on the Board or on any committee; (d) the amendment or repeal of the bylaws, or the adoption of new bylaws; (e) the amendment or repeal of any resolution of the Board which, by its term, shall not be so amendable or repealable; or (f) the removal or indemnification of directors.

The Board of Directors may designate one or more directors as alternate members on any such committee, who may replace any absent member or members at any meeting of such committee.

Unless a greater proportion is required by the resolution designating a committee, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at the time of such vote, if a quorum is then present, shall be the act of such committee.

Each such committee shall serve at the pleasure of the Board of Directors.

10. Compensation of Directors

The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.

11. Interest of Directors in a Transaction

Un1ess shown to be unfair and unreasonable as to the Corporation, no contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of the directors are directors or officers, or are financially interested, shall be either void or voidable, irrespective of whether such interested director or directors are present at a meeting of the Board of Directors, or of a committee thereof; which authorizes such contract or transaction and irrespective of whether their votes are counted for such purpose.  In the absence of fraud any such contract and transaction conclusively may be authorized or approved as fair and reasonable by: (a) the Board of Directors or a duly empowered committee thereof, by a vote sufficient for such purpose without counting the vote or votes of such interested director or directors (although such interested director or directors may be counted in determining the presence of a quorum at the meeting which authorizes such contract or transaction), if the fact of such common directorship, officership or financial interest is disclosed or known to the Board or committee, as the case may be; or (b) the shareholders entitled to vote for the election of directors, if such common directorship, officership or financial interest is disclosed or known to such shareholders.

Notwithstanding the foregoing, no loan, except advances in connection with indemnification, shall be made by the Corporation to any director unless it is authorized by vote of the shareholders without counting any shares of the director who would be the borrower or unless the director who would be the borrower is the sole shareholder of the Corporation.

ARTICLE III

OFFICERS

1. Election of Officers

The Board of Directors, as soon as may be practicable after the annual election of directors, shall elect a President, a Secretary, and a Treasurer, and from time to time may elect or appoint such other officers as it may determine.  Any two or more offices may be held by the same person. The Board of Directors may also elect one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers.

2. Other Officers

The Board of Directors may appoint such other officers and agents as it shall deem necessary that shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

3. Compensation

The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

4. Term of Office and Removal

Each officer shall hold office for the term for which they are elected or appointed and until their successor has been elected or appointed and qualified.  Unless otherwise provided in the resolution of the Board of Directors electing or appointing an officer, their term of office shall extend to and expire at the meeting of the Board following the next annual meeting of shareholders.  Any officer may be removed by the Board with or without cause, at any time.

Removal of an officer without cause shall be without prejudice to their contract rights, if any, and the election or appointment of an officer shall not of itself create contract rights.

5. President

The President shall be the chief executive officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The President shall also preside at all meetings of the shareholders and the Board of Directors.

The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

6. Vice Presidents

The Vice Presidents, in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election, during the absence or disability of or refusal to act by the President, shall perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.

7. Secretary and Assistant Secretaries

The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required.  The Secretary shall give or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be.  The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by their signature.

The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of such designation then in the order of their election, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

8. Treasurer and Assistant Treasurers

The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation; and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds as may be ordered by the Board or Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all their transactions as Treasurer and of the financial condition of the Corporation.

If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer, and for the restoration to the Corporation, in the case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Treasurer belonging to the Corporation.

The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of such designation, then in the order of their election, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

9. Books and Records

The Corporation shall keep: (a) correct and complete books and records of account; (b) minutes of the proceedings of the shareholders, Board of Directors and any committees of directors; and (c) a current list of the directors and officers and their residence addresses.  The Corporation shall also keep at its office in the State or Minnesota or at the office of its transfer agent or registrar in the State of Minnesota, if any, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

The Board of Directors may determine whether and to what extent and at what times and places and under what conditions and regulations any accounts, books, records or other documents of the Corporation shall be open to inspection, and no creditor, security holder or other person shall have any right to inspect any accounts, books, records or other document of the Corporation except as conferred by statute or as so authorized by the Board.

10. Checks, Notes, etc.

All checks and drafts on, and withdrawals from the Corporation’s accounts with banks or other financial institutions, and all bills of exchange, notes and other instruments for the payment of money, drawn, made, endorsed, or accepted by the Corporation, shall be signed on its behalf by the person or persons thereunto authorized by, or pursuant to resolution of the Board of Directors.

ARTICLE IV

CERTIFICATES AND TRANSFERS OF SHARES

1. Forms of Share Certificates

The shares of the Corporation shall be represented by certificates, in such forms as the Board of Directors may prescribe, signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.  The shares may be sealed with the seal of the Corporation or a facsimile thereof.   The signatures of the officers upon a certificate may be a facsimile if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee.  In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Each certificate representing shares issued by the Corporation shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class of shares, if more than one, authorized to be issued and the designation, relative rights, preferences and limitations of each series of any class of preferred shares authorized to be issued so far as the same have been fixed, and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

Each certificate representing shares shall state upon the face thereof: (a) that the Corporation is formed under the laws of the State of Delaware; (b) the name of the person or persons to whom issued; and (c) the number and class of shares, and the designation of the series, if any, which such certificate represents.

2. Transfers of Shares

Shares of the Corporation shall be transferable on the shareholder records of the Corporation upon presentment to the Corporation, or a transfer agent, of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require.

3. Lost, Stolen or Destroyed Share Certificates

No certificate for shares of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or wrongfully taken, except, if and to the extent required by the Board of Directors upon: (a) production of evidence of loss, destruction or wrongful taking; (b) delivery of a bond indemnifying the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, destruction or wrongful taking of the replaced certificate or the issuance of the new certificate; (c) payment of the expenses of the Corporation and its agents incurred in connection with the issuance of the new certificate; and (d) compliance with other such reasonable requirements as may be imposed.

ARTICLE V

OTHER MATTERS

1. Corporate Seal

The Board of Directors may adopt a corporate seal, alter such seal at pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.  The Board of Directors may, in its discretion, determine that no corporate seal shall be used by the corporation.

2. Fiscal Year

The fiscal year of the Corporation shall be the twelve months ending December 31st, or such other period as may be fixed by the Board of Directors.

3. Amendments

Bylaws of the Corporation may be adopted, amended or repealed by vote of the holders of the shares at the time entitled to vote in the election of any directors.  Bylaws may also be adopted, amended or repealed by the Board of Directors, but any bylaws adopted by the Board may be amended or repealed by the shareholders entitled to vote thereon as herein above provided.

If any bylaw regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the bylaw so adopted, amended or repealed, together with a concise statement of the changes made.

Date:	Signed:	/s/Timothy P. Herbert
Timothy P. Herbert, President and Secretary